Exhibit 4.1

SUBSCRIPTION AGREEMENT

Common Stock of Mystic Holdings, Inc.

This Subscription Agreement relates to my/our agreement to purchase ________ shares of common stock, par value $0.001 per share (the “Shares”), to be issued by Mystic Holdings, Inc., a Nevada corporation (the “Company”), for a purchase price of $_______ per Share, for a total purchase price of $___________ (“Subscription Price”), subject to the terms, conditions, acknowledgments, representations and warranties stated herein and in the Final Offering Circular for the sale of the Shares, dated ________, 2019 (the “Circular”). Capitalized terms used but not defined herein shall have the meanings given to them in the Circular.

Simultaneously with or subsequent to the execution and delivery hereof, I am making either an ACH authorization or a wire transfer pursuant to the escrow instructions set forth in the Circular, or delivered to me by my broker-dealer, in the amount of my Subscription Price, provided that if my broker-dealer has arranged to facilitate the funding of the Subscription Price to the escrow account (as described below) through a clearing agent, then I agree to deliver the funds for the Subscription Price pursuant to the instructions provided by such clearing agent or such broker-dealer. I understand that if I wish to purchase Shares, I must complete this Subscription Agreement and submit the applicable Subscription Price as set forth herein. Subscription funds submitted by Investors will be held by and at an FDIC insured bank in compliance with SEC Rule 15c2-4, with funds released to the Company at closing, as described in the Circular. The escrow account will be maintained by a bank or other financial institution in Las Vegas, Nevada, as escrow agent. In the event that the offering is terminated, then the Offered Shares will not be sold to investors pursuant to the offering and all funds will be returned to investors from escrow without interest. If any portion of the Shares is not sold in the offering, any funds paid by me for such portion of the Shares will be returned to me promptly.

In order to induce the Company to accept this Subscription Agreement for the Shares and as further consideration for such acceptance, I hereby make, adopt, confirm and agree to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement:

1. Type of Ownership

[  ] Individual [  ] Joint [  ] Institution

2. Investor Information (You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner: Name: Social Security/Tax ID Number: Street Address: City: State: Postal Code: Country: Phone Number: Email Address:	Joint-Owner/Minor: (If applicable) Name: Social Security/Tax ID Number: Street Address: City: State: Postal Code: Country: Phone Number: Email Address:

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3. Investor Eligibility Certifications

I understand that to purchase Shares, I must either be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the “Act”), or I must limit my investment in the Shares to a maximum of: (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person; or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I am a non-natural person. I understand that if I am a natural person I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities. I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of my primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

I hereby represent and warrant that I meet the qualifications to purchase Shares because:

[  ] The aggregate purchase price for the Common Stock I am purchasing in the offering does not exceed 10% of my net worth or annual income, whichever is greater.

[  ] The aggregate purchase price for the Common Stock I am purchasing in the offering does exceed 10% of my net worth or annual income, whichever is greater. I understand that my full subscription may only be accepted if the securities trade on a national securities exchange.

[  ] I am an accredited investor.

4. I understand that the Company reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds transmitted herewith shall be returned to the undersigned in full, without interest.

5. I have received the Circular.

6. I accept the terms of the Articles of Incorporation of the Company.

7. I am purchasing the Shares for my own account.

8. I hereby represent and warrant that I am not on, and am not acting as an agent, representative, intermediary or nominee for any person identified on, the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001. By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Nevada without giving effect to the principles of conflict of laws.

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9. Appointment of Stockholder Representative and Proxy for Qualcan Canada Share Exchange

The undersigned understands that the Company plans to enter into a share exchange transaction with Qualcan (Canada) Holdings Inc. (“Qualcan Canada”) after the offering as described in the Circular (the “Share Exchange”). The Share Exchange, if consummated, will result in the exchange of the Shares that are owned by the Subscriber for common shares of Qualcan Canada (the “Exchange Offer”). Substantially all Company stockholders have already provided irrevocable proxies and power of attorneys to the Company’s Chief Executive Officer and __________ (each, an “Agent”), and each of them, to take all actions necessary to consummate the Share Exchange, including exchange their equity securities for equity securities of Qualcan Canada. The undersigned further understands that the Company has conditioned its acceptance of his subscription to purchase the Shares upon his willingness to agree to the Share Exchange and Exchange Offer. Therefore, the undersigned hereby instructs, authorizes and empowers the Agents, and each of them, to act as his representative and proxies for the purpose of: (i) exchanging the Shares for Qualcan Canada’s common shares at the same ratio that all other Company stockholders exchange their equity securities for Qualcan Canada’s common shares; (ii) executing and delivering such documentation and taking such other actions as may be required to effect the Share Exchange and taking any actions as may be necessary to effectuate the Exchange Offer, including but not limited to, instructing the transfer agent to cancel the Shares and executing, on behalf of the undersigned, such documents as may be necessary to effectuate the exchange if the undersigned fails to deliver the stock certificate for cancellation, or fails to execute any other documentation required to effectuate the exchange, within 15 days after the expiration of the Exchange Offer; and (iii) voting in favor of the adoption, approval, execution and delivery by the Company of such agreements, contracts and documents (including, but not limited to, any amendment to the Company’s Articles of Incorporation, if required) and the taking of any other actions requiring stockholder approval as may be required or deemed appropriate by the Company’s Chief Executive Officer to consummate the Share Exchange and related Exchange Offer.

10. Digital (“electronic”) signatures, often referred to as an “e-signature,” enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement’s electronic signature include your signing this Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both you and the Company, as well as any associated brokers, so they can store and access it at any time. You and the Company each hereby consent and agree that electronically signing this Agreement constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement and you consent to be legally bound by this Subscription Agreement’s terms and conditions. Furthermore, you and the Company each hereby agree that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communication being diverted to the recipient’s spam filters by the recipient’s email service provider, or due to a recipient’s change of address, or due to technology issues by the recipient’s service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

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11. Delivery Instructions. If you are funding escrow through either an ACH authorization or a wire transfer pursuant to the escrow instructions set forth in the Circular, or delivered to me by my broker-dealer, in the amount of my Subscription Price, provided that if my broker-dealer has arranged to facilitate the funding of the Subscription, please fill out the information below to have your shares delivered to your broker, held at the transfer agent or delivered to your residence.

[ ]	Retain at the transfer agent

[ ]	Deliver to the address of record above.

[ ]	Deliver to my brokerage account at the following instructions:

DWAC INSTRUCTIONS

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Common Stock are maintained): _______________________________

DTC Participant Number: _______________________________

Name of Account at DTC Participant being credited with the Common Stock:

_____________________________

Account Number at DTC Participant being credited with the Common Stock:

_____________________________

Your Consent is Hereby Given: By signing this Subscription Agreement electronically, you are explicitly agreeing to receive documents electronically including your copy of this signed Subscription Agreement as well as ongoing disclosures, communications and notices.

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SIGNATURES

THE UNDERSIGNED HAS THE AUTHORITY TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED ABOVE.

Subscriber:	Issuer:

Name:	Name:	Lorenzo Barracco
Email:	Company:	Mystic Holdings, Inc.
Date:	Title:	Chief Executive Officer

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